CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Scottsdale Funds of our reports dated October 21, 2025, relating to the financial statements and financial highlights of Vanguard Russell 1000 Index Fund, Vanguard Russell 1000 Value Index Fund, Vanguard Russell 1000 Growth Index Fund, Vanguard Total Corporate Bond ETF, Vanguard Explorer Value Fund, Vanguard Russell 2000 Index Fund, Vanguard Russell 2000 Value Index Fund, Vanguard Russell 2000 Growth Index Fund, Vanguard Russell 3000 Index Fund, Vanguard Short-Term Treasury Index Fund, Vanguard Intermediate-Term Treasury Index Fund, Vanguard Long-Term Treasury Index Fund, Vanguard Short-Term Corporate Bond Index Fund, Vanguard Intermediate-Term Corporate Bond Index Fund, Vanguard Long-Term Corporate Bond Index Fund, Vanguard Total World Bond ETF and Vanguard Mortgage-Backed Securities Index Fund, which appear in Vanguard Scottsdale Funds’ Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers— Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP December 17, 2025

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800,

Philadelphia, PA 19103 +1 (267) 330 3000

 www.pwc.com